UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1462 Rudder Lane, Knoxville TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 719-8160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HITC	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2022, Healthcare Integrated Technologies, Inc. (the “Company”) completed the sale of a Promissory Note in the principal amount of $600,000 (the “Note”) to AJB Capital Investments, LLC (“AJB”) for a purchase price of $534,000, in a private transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. AJB is an accredited or otherwise sophisticated investor who had access to business and financial information on the Company. We paid $9,000 in finder’s fees in connection with the sale of the Note. After payment of the finder’s fees and remaining closing cost, the sale of the Note resulted in $504,000 in net proceeds to the Company, of which $360,000 of net proceeds were used for the repayment of a then outstanding promissory note due and payable to AJB. The remaining net proceeds from the sale will be used for general working capital purposes.

The Note matures on August 9, 2023 (the “Maturity Date”), bears interest at a rate of 10% per annum, and, only following an event of default, is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the lowest trading price (i) during the previous twenty (20) trading day period ending on the issuance date of the Note, or (ii) during the previous twenty (20) trading day period ending on the date of conversion of the Note. The Note is also subject to covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the terms the related Securities Purchase Agreement (the “SPA”), the Company granted AJB warrants to purchase up to 1,500,000 shares of our common stock at an exercise price of $0.10 per share (the “Warrants”). Warrants for the purchase of up to 1,000,000 shares of our common stock may be exercised on a cashless basis. The Warrants expire five (5) years from the date of issuance.

The obligations of the Company to AJB under the Note and the SPA are secured by a lien on the Company’s assets pursuant to a Security Agreement between the Company and AJB.

The information set forth above is qualified in its entirety by reference to the actual terms of the Promissory Note, Common Stock Purchase Warrants, Securities Purchase Agreement, and the Security Agreement, which have been filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Promissory Note in the principal amount of $600,000 dated February 9, 2022

4.2*	Common Stock Purchase Warrant for 500,000 Shares dated February 9, 2022

4.3*	Common Stock Purchase Warrant for 1,000,000 Shares dated February 9, 2022

10.1*	Securities Purchase Agreement dated February 9, 2022

10.2*	Security Agreement dated February 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2022

Healthcare Integrated Technologies Inc.

By:	/s/ Scott M. Boruff
Name:	Scott M. Boruff
Title:	Chief Executive Officer and Sole Board member